UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 31, 2017

Protea Biosciences Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51474	20-2903252
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1311 Pineview Drive, Suite 501 Morgantown, West Virginia 26505
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	(304) 292-2226

(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

Between November 3, 2016 and March 28, 2017 (the “Offering Period”), Protea Biosciences Group, Inc., a Delaware corporation (“Protea” or the “Company”) sold to a total of 71 investors and aggregate of 209.54 units of its equity securities (the “Units”) in a private placement offering (the “Offering”). Each Unit, valued at $10,000, consisted of (a) 133,333.33 shares of Company common stock, $0.001 par value per share (the “Common Stock”) at a price of $0.075 per share, (b) 133,333.33 eighteen month Class A warrants, exercisable at an exercise price of $0.09 per share (the “Class A Warrants”), and (c) 133,333.33 five year Class B warrants, exercisable at an exercise price of $0.1125 per share (the “Class B Warrants”).

In a series of closings held during the Offering Period, the investors paid an aggregate of $2,095,430 of gross proceeds from the Offering of the 209.54 Units and the Company issued an aggregate of (a) 27,939,060 shares of Common Stock, (b) 27,939,060 Class A Warrants and (c) 27,939,060 Class B Warrants (collectively, the “Warrants”). Accordingly, and subject to the adjustment provisions in the Warrants, including “full rachet” anti-dilution provisions, the holders of the Warrants are entitled to purchase, at the applicable exercise prices, an additional 55,878,120 shares of Company Common Stock.

The Company received an aggregate of $1,765,838 of net proceeds from the sale of the Units, after payment of selling commissions and professional fees.

Laidlaw & Company (UK) Limited (“Laidlaw”) acted as the Company’s exclusive placement agent in connection with the sale of the Units, and received an aggregate of $258,092 in cash commission and Warrants to purchase an aggregate of 7,695,320 shares of Common Stock; equal to 10% of the aggregate number of securities sold in the offering to Laidlaw Investors and 2% of the aggregate number of securities sold in the offering to Protea Investors. In lieu of certain accrued legal fees, counsel to Laidlaw also received an additional 133,333 Warrants.

The Offering was consummated pursuant to a private placement memorandum of the Company dated as of October 31, 2016 (the “Memorandum”). In connection with the Offering, the Company has agreed to register for resale under the Securities Act of 1933, as amended, the Common Stock and shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) pursuant to a registration rights agreement.

The Units and the underlying shares of Common Stock, Class A Warrants and Class B Warrants were issued in connection with the exemption from registration provided by Rule 506(b) of Regulation D as promulgated under the Securities Act of 1933, as amended (the “Securities Act”), in that each of the investors was an “accredited investor”, and the Company did not engage in any general advertisement or solicitation in connection with the purchase and sale of such securities.

This Current Report on Form 8-K is issued in accordance with Rule 135c under the Securities Act, and is neither an offer to sell any securities, nor a solicitation of an offer to buy, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description

3.1	Form of Private Placement Memorandum dated as of October 31, 2016
3.2	Form of subscription agreement for Units.
3.3	Form of Class A Warrant
3.4	Form of Class B Warrant
3.5	Form of Registration Rights Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 4, 2017	PROTEA BIOSCIENCES GROUP, INC.

	By:	/s/ Stephen Turner
Stephen Turner
Chief Executive Officer